UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Ophthalmic Imaging Systems

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement,

if other than the Registrant)

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OPHTHALMIC IMAGING SYSTEMS

221 Lathrop Way, Suite I

Sacramento, California 95815

________________________________________

Notice of Annual Meeting of Shareholders

February 21, 2008

________________________________________

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Shareholders (the “Meeting”) of OPHTHALMIC IMAGING SYSTEMS, a California corporation (referred to herein as “we,” “us,” “our,” or the “Company”), will be held at the principal executive offices of the Company located at 221 Lathrop Way, Suite I, Sacramento, California 95815, on Thursday, February 21, 2008, 10:30 a.m., to consider and act upon the following:

1.	the election of five (5) individuals to serve as the Board of Directors of the Company until the next Annual Meeting of Shareholders and until their successors are elected and qualified;
2.

the ratification of the Board of Directors’ selection of Perry-Smith LLP to be the independent registered public accountants with respect to the audit of the Company’s financial statements for the fiscal year ending December 31, 2007;

3.

the approval and adoption of an amendment to the Company’s Amended and Restated Bylaws to increase the number of authorized directors from not less than three (3) nor greater than five (5) to not less than five (5) nor greater than nine (9) individuals to serve as the Board of Directors of the Company; and

4.	the transaction of such other business as may properly come before the Meeting or any adjournments thereof.

Information regarding the matters to be acted upon at the Annual Meeting is contained in the accompanying Proxy Statement.

Attached to this notice is a proxy statement relating to the proposals to be considered at the Annual Meeting. You must own shares of common stock of the Company at the close of business on January 15, 2008 to vote at the Annual Meeting. If you do not expect to be present, you are requested to fill in, date and sign the enclosed Proxy, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope. In the event you decide to attend the Meeting in person, you may, if you desire, revoke your Proxy and vote your shares in person.

This notice of Annual Meeting and the accompanying proxy statement and proxy card are being mailed to our shareholders on or about January 30, 2008.

By Order of the Board of Directors

Ariel Shenhar
Secretary

Sacramento, California

January 30, 2008

IMPORTANT

It is important that your shares be represented at the Annual Meeting. Each stockholder is urged to sign, date, and return the enclosed form of proxy which is being solicited on behalf of the Board of Directors. An envelope addressed to the Company’s transfer agent is enclosed for that purpose and needs no postage if mailed in the United States.

OPHTHALMIC IMAGING SYSTEMS

221 Lathrop Way, Suite I

Sacramento, California 95815

________________________________________

Proxy Statement

Annual Meeting of Shareholders

February 21, 2008

________________________________________

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors ofOphthalmic Imaging Systems, a California corporation (the “Company”), to be voted at the Annual Meeting of Shareholders of the Company (the “Meeting”) which will be held at the principal executive offices of the Company, 221 Lathrop Way, Suite I, Sacramento, California 95815 on Thursday, February 21, 2008 at 10:30 a.m., local time, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement. The approximate date on which this Proxy Statement and accompanying Proxy will first be sent or given to shareholders is January 30, 2008.

A Proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein and, in the absence of specific instructions, will be voted in favor of the proposals and in accordance with the judgment of the person or persons voting the proxies on any other matter that may be brought before the Meeting. The Company is not aware of any matter to be presented at the Meeting other than those matters described herein. If, however, any other matters are properly brought before the Meeting for consideration, the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment. Each such Proxy granted may be revoked at any time thereafter by writing to the Secretary of the Company prior to the Meeting, by execution and delivery of a subsequent proxy, or by attendance and electing to vote in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote was been cast pursuant to the authority conferred by such Proxy. The cost of soliciting proxies will be borne by the Company. Following the mailing of the proxy materials, solicitation of proxies may be made by officers and employees of the Company or anyone acting on their behalf by mail, telephone, telegram, or personal interview.

VOTING SECURITIES

Shareholders of record as of the close of business on January 15, 2008 (the “Record Date”) will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date, there were 16,866,831 outstanding shares of Common Stock, no par value. Generally, each holder of Common Stock is entitled to one vote for each share held by such holder. In voting for directors, each shareholder may have cumulative voting rights. See ‘Voting Procedures’ below. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting.

VOTING PROCEDURES

Generally, each share of Common Stock outstanding on the Record Date entitles the record holder thereof to cast one vote with respect to each matter to be voted upon. In the election of directors however, every shareholder entitled to vote in such election, or his, her, or its proxy, may cumulate such shareholder’s votes. Each shareholder or proxy cumulating votes will have a total number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock held by such shareholder, and all such votes can be cast in favor of one candidate or distributed in any manner desired by the shareholder or proxy, as applicable, among as many candidates as the shareholder or proxy, as applicable, may select, provided that the votes may not be cast for more than five (5) candidates (a number equal to the total number of directors seats to be filled). No shareholder or proxy will be entitled to cumulate votes for a candidate unless such candidate’s name has been placed into nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting, prior to voting, of the shareholder’s intention to cumulate votes. If any shareholder provides such notice, all shareholders may cumulate their votes for candidates in nomination.

Assuming the presence of a quorum, the five (5) nominees receiving the highest number of affirmative votes cast by holders of shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote at the Meeting will be elected as directors. In connection with the election of directors, votes may be cast in favor of or withheld from each nominee. Votes withheld from director nominees will be counted in determining whether a quorum has been reached. However, since directors are elected by the highest number of votes received, a vote against a director and votes withheld from a nominee or nominees will not affect the outcome of the election and will be excluded entirely from the vote.

Under the California Corporation Code, generally, in order to take action on a matter submitted to shareholders at a meeting where a quorum is present (other than the election of directors), the affirmative vote of a majority of the “Votes Cast” (as defined below) is required for approval, unless the Company’s Articles of Incorporation requires a greater number of votes or unless otherwise specified by the California Corporation Code. For purposes herein “Votes Cast” are the shares of Common Stock represented and voting in person or by proxy at the Meeting, as determined for each proposal. In addition, the affirmative votes must constitute at least a majority of the Votes Cast for a proposal. Votes that are cast against a proposal will be counted for purposes of determining (i) the presence or absence of a quorum, and (ii) the total number of Votes Cast with respect to the proposal. While there is no definitive statutory provision or case law in California with respect to the proper treatment of abstentions, the Company believes that an abstention with respect to any proposal coming before the Meeting should be counted as present for purposes of determining the existence of a quorum. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. The approval of the ratification of the Board of Directors’ selection of Perry-Smith LLP to be the independent registered public accountants with respect to the audit of the Company’s financial statements for the fiscal year ending December 31, 2007, requires the affirmative vote of a majority of the Votes Cast for this proposal, provided a quorum exists. The approval and adoption of an amendment to the Company’s Amended and Restated Bylaws to increase the number of authorized directors from not less than three (3) nor greater than five (5) to not less than five (5) nor greater than nine (9) individuals to serve as the Board of Directors of the Company, requires the affirmative vote of a majority of the Company’s shares of Common Stock issued and outstanding.

In the event of a broker non-vote with respect to any matter coming before the Meeting, your proxy will be counted as present for determining the presence of a quorum but will not be counted as a Vote Cast on any matter. A broker non-vote generally occurs when a broker who holds shares in street name for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter.

The enclosed proxy will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.

Our Board of Directors has unanimously recommended a vote FOR each nominee named in Proposal 1, FOR Proposal 2 and FOR Proposal 3.

It is important that your shares are represented at the Annual Meeting, and, therefore, all stockholders are cordially invited to attend the Annual Meeting. However, whether or not you plan to attend the Meeting, you are urged to, as promptly as possible, mark, sign, date and return the enclosed proxy card, which requires no postage if mailed in the United States, in the enclosed pre-paid envelope. If you hold shares directly in your name and attend the Annual Meeting, you may vote your shares in person, even if you previously submitted a proxy card.

Unless otherwise specified, all proxies received will be voted FOR the election of all nominees named herein to serve as directors and FOR the ratification of Perry-Smith LLP as our independent registered public accountant as set forth in the accompanying Notice of Annual Meeting of Stockholders and described below. A proxy may be revoked at any time before its exercise by delivering written notice of revocation to our Secretary, by executing a proxy bearing a later date, or by attendance at the Annual Meeting and electing to vote in person. Attendance at the Annual Meeting without voting in person will not constitute revocation of a proxy.

Our Annual Report on Form 10-KSB for the 2006 fiscal year and our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007 (which are not part of the proxy soliciting material) contains financial data and other information about the Company and is enclosed herewith. Exhibits to the Form 10-KSB and the 10-QSB will be furnished without charge to any stockholder so requesting by writing to Ariel Shenhar, Secretary, Ophthalmic Imaging Systems, 221 Lathrop Way, Suite I, Sacramento, California 95815.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth as of December 31, 2007, certain information regarding the ownership of voting securities of the Company by each shareholder known to the management of the Company to be (i) the beneficial owner of more than 5% of the Company’s outstanding Common Stock, (ii) the directors during the last fiscal year and nominees for director of the Company, and (iii) all executive officers and directors as a group. Unless otherwise noted, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares. Unless otherwise noted, the address of each beneficial owner named below is the Company’s corporate address.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Management and the Board
Gil Allon	460,000 (1)(2)	2.7%
Ariel Shenhar	275,000 (1)	1.6%
Jonathan Phillips	—	—
William Greer	—	—
Yigal Berman	—	—
Directors and officers as a group (total of 5 persons)	735,000 (1)	4.4%

5% Shareholders
MediVision Medical Imaging Ltd.	9,420,851(3)	56.0%
P.O. Box 45, Industrial Park
Yokneam Elit 20692 Israel

Healthinvest Partners	834,450	4.9%
Arsenalsgatan 4
SE-111 47 Stockholm, Sweden

Wasatch Advisors	995,690	6.0%
150 Social Hall Ave, 4th Floor
Salt Lake City, UT 84111

_________________

*	Represents less than 1%
(1)	Represents shares subject to stock options exercisable within 60 days from January 10, 2008.
(2)	Includes indirect beneficial ownership by spouse of stock options to purchase 50,000 shares.
(3)	Includes 2,345,000 shares pledged to secure a lien granted to United Mizrahi Bank on all of our assets.

Proposal 1

ELECTION OF DIRECTORS

At the Meeting, five (5) directors are to be elected to serve until the next Annual Meeting of Shareholders and until their successors shall be duly elected and qualified. The number of nominees was determined by the Board of Directors pursuant to our Amended and Restated Bylaws. Unless otherwise specified, all proxies will be voted in favor of the five (5) nominees listed below as directors of the Company.

Gil Allon, Ariel Shenhar, and Yigal Berman were elected as directors at last year’s annual meeting. Jonathan Philips and William Greer were appointed by the Board to fill two (2) vacancies during fiscal 2007. Each director's respective term expires at the Meeting.

The Board of Directors has no reason to expect that any of the nominees will be unable to stand for election at the date of the Meeting. In the event that a vacancy among the original nominees occurs prior to the Meeting, the proxies will be voted for a substitute nominee or nominees named by the Board of Directors and for the remaining nominees.

Required Vote

In the election of directors, assuming a quorum is present, the five nominees receiving the highest number of votes cast at the meeting will be elected directors. Abstentions (including instructions to withhold authority to vote for one or more nominees) and broker non-votes will be counted for purposes of determining a quorum but will not be counted as votes cast in the election of directors. Unless the authority to vote for directors has been withheld in the proxy, the persons named in the enclosed proxy intend to vote at the Annual Meeting FOR the election of the nominees presented below. The Board of Directors recommends that shareholders vote FOR the nominees set forth below.

Information About Nominees

Our director nominees and executive officers are as set forth in the table below:

Name	Age	Position
Gil Allon	46	Director, Chief Executive Officer
Ariel Shenhar	42	Director, Chief Financial Officer and Secretary
Jonathan Phillips	34	Director
William Greer	40	Director
Yigal Berman	58	Director

Gil Allon has served as a member of our Board of Directors since August 2000 and has served as our Chief Executive Officer since January 2002. Mr. Allon has acted in the capacity of our Chief Executive Officer since August 2000. Mr. Allon is also a member of the Compensation, Option and Nomination Committees of our Board of Directors. Mr. Allon has served as the Vice President and Chief Operating Officer of MediVision from June 1993 until August 2000. Mr. Allon also served as a member of the Board of Directors of MediVision since MediVision’s inception in June 1993 through December 2004. Mr. Allon received his B.A. and M.Sc. in Computer Science, both with distinction, from the Technion Israel Institute of Technology in Haifa, Israel in May 1987 and December 1989, respectively, and his M.B.A. with distinction in Business Management from the University of Haifa in September 1999.

Ariel Shenhar has served as a member of our Board of Directors since August 2000, has served as our Vice President and Chief Financial Officer since July 2002 and has served as our Secretary since August 2002. Mr. Shenhar has also served as a member of the Board of Directors of MediVision from August 1994 through December 2004 and as its Vice President and Chief Financial Officer from January 1997 until May 2005. Mr. Shenhar served as a member of the Board of Directors of Fidelity Gold Real Estate Markets Ltd., an Israeli public company engaged in real estate, from 1994 to 1998, as an accountant at Nissan Caspi & Co. Certified Public Accountants in Jerusalem, Israel in 1996, and at Witkowski & Co. Certified Public Accountants in Tel Aviv, Israel from 1994 to 1995. Mr. Shenhar received his B.A. in Economics and Accounting in June 1992 and his M.B.A. in Finance, with distinction, in June 1999 both from the Hebrew University in Jerusalem, Israel, and has been a Certified Public Accountant since January 1997.

Jonathan R. Phillips has served as an independent director on OIS’ Board of Directors since August 2007. Mr. Phillips is currently a member of the Nomination, Audit and Compensation Committees of OIS’ Board of Directors. Since 2005, Mr. Phillips has been a Managing Director and Founder of Healthcare Growth Partners, a company that specializes in strategic and financial advisory services to healthcare technology companies. He also is currently on the Board of Directors of Streamline Health Solutions, a NASDAQ listed company, and serves on its audit and compensation committees. Prior to founding Healthcare Growth Partners, Mr. Phillips served for five years, from 2000 to 2005, as a healthcare investment banker at William Blair & Company and also at Deloitte Consulting specializing in projects for healthcare and non-healthcare clients. He received a Masters of Business Administration from Northwestern University.

William Greer has served as an independent director on OIS’ Board of Directors since August 2007. Mr. Greer is currently a member of the Audit Committee of OIS’ Board of Directors. Since 2003, Mr. Greer has been the President and CEO of Evolved Digital Systems Inc. (TSE:EVD), a healthcare technology solutions company based in Montreal. Prior to joining Evolved Digital Systems, he served various senior finance and accounting positions for the Investment Products unit of CAN Insurance Company, RHI Management Solutions and Southern Financial. Additionally, Mr. Greer has worked at the accounting firms of William Crosslin, Sparks & Vaden and Kraft Bros., Esstman, Patton & Harrell. Mr. Greer received a Bachelor of Science from the University of Tennessee at Martin and was a scholarship recipient to the Graduate School of Banking of the South at Louisiana State University.

Yigal Berman has served as a member of our Board of Directors since January 2005. Mr. Berman was appointed as Chairman of the Board of Directors in January 2005 as well as Chairman of each of the Audit, Compensation, Option and Nomination Committees of our Board of Directors. Yigal Berman has also served as a member of the Board of Directors of MediVision from July 1996 through December 2004. In addition, since 1991, Mr. Berman has served as Vice President of Finance and Secretary of Intergamma Investment Ltd. Since 1989, Mr. Berman has served as a member of the Board of Directors of Delta Trading, the majority shareholder of MediVision. Mr. Berman received his B.A. in Economics and his M.B.A. in Business Management from the Tel Aviv University in Israel in April 1974 and December 1976, respectively.

Shareholders Communications

The Board will give appropriate attention to written communications that are submitted by shareholders and will respond if and as appropriate. Absent unusual circumstances, the Chairman of the Board is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the other directors.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that are important for the directors to know. Shareholders who wish to send communications on any topic to the Board should address such communications in care of the Company’s Secretary, Ariel Shenhar, at 221 Lathrop Way, Suite I, Sacramento, California, 95815.

Certain Information About the Board of Directors and Committees of the Board

The Board of Directors is responsible for the management of the Company. During the fiscal year ended December 31, 2007, the Board of Directors held fourteen (14) meetings and acted by unanimous written consent three (3) times. The Board has established the audit, nominations, and compensation committees.

Two (2) members of the Board attended the Company’s 2006 annual meeting of shareholders.

Audit Committee

The functions of the Audit Committee (the “Committee”) include the nomination of independent auditors for appointment by the Board; meeting with the independent auditors to review and approve the scope of their audit engagement; meeting with our financial management and the independent auditors to review matters relating to internal accounting controls, our accounting practices and procedures, and other matters relating to our financial condition; and to report to the Board periodically with respect to such matters. The Committee does not have a written charter. The Committee currently consists of Jonathan Phillips, Yigal Berman, and William Greer. The Audit Committee is composed of independent directors. During 2007, the Committee held four (4) meetings and acted by written consent two (2) times. The Audit Committee was established in accordance with Section 3(a)(58) of the Exchange Act.

Nominating Committee

The function of the Nominating Committee is to nominate directors to the Board of Directors. The Nominating Committee currently consists of Gil Allon, William Greer, and Yigal Berman. The Nominating Committee held one (1) meeting during 2007. The Nominating Committee does not have a written charter. The duties and responsibilities of the Nominating Committee include overseeing the Board evaluation process which includes conducting periodic evaluations of the performance of the Board as a whole, reviewing the composition and size of the Board and determining the criteria for Board membership, evaluating the performance of Board members eligible for re-election, and recommending the Director nominees for election to the Board by the shareholders at the annual meeting of shareholders, identifying, considering, and recommending candidates to fill new positions or vacancies on the Board, and reviewing any candidates recommended by shareholders in accordance with our Amended and Restated Bylaws (in performing these duties, the Nominating Committee shall have the authority to retain and terminate any search firm to be used to identify Board candidates and shall have authority to approve the search firm’s fees and other retention terms), evaluating director compensation, consulting with outside consultants, as appropriate, and making recommendations to the Board regarding director compensation, and making recommendations for continuing education of Board members.

The rules of the SEC require that the Company, because it is not listed on any national securities exchange, must choose a definition of director “independence” for purposes of determining which directors are independent. The Company has chosen to follow the definition of independence as determined by The Nasdaq National Market (“NASDAQ”). Pursuant to NASDAQ’s definition, all of the members of the Nominating Committee, except for Gil Allon are considered independent. The Board has determined that despite the fact that Gil Allon is not considered independent for this purpose, he nonetheless is an important addition to the Nominating Committee by virtue of his experience and qualifications.

The process followed by the Nominating Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meeting from time to time to evaluate biographical information and background material relating to potential candidates, and interviewing selected candidates by committee members.

In deciding whether to include a candidate in the Board’s slate of recommended director nominees, the Nominating Committee will look at criteria including the candidate’s integrity, business acumen, knowledge of the Company’s business and industry, experience, independence, and the ability to act in the interests of all shareholders. The Committee does not assign specific weight to any particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities.

Shareholders may recommend individuals to the Nominating Committee for consideration as director candidates by submitting their names to the Nominating Committee, c/o Company’s Secretary, Ariel Shenhar, at 221 Lathrop Way, Suite I, Sacramento California, 95815, together with appropriate biographical information and background materials and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of the Common Stock for at least a year as of the date such recommendation is made. Upon receipt of appropriate biographical and background material, the Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Shareholders may also directly nominate director candidates, without any action or recommendation on the part of the Nominating Committee or the Board, by following the procedures set forth under “Shareholder Proposals” below.

Compensation Committee

The function of the Compensation Committee is to review and recommend to the Board of Directors the appropriate compensation of our executive officers. The Compensation Committee currently consists of Gil Allon, Jonathan Philips, and Yigal Berman. The Compensation Committee held three (3) meetings during 2007.

Audit Committee Report

Our Committee has reviewed and discussed with management of the Company and Perry-Smith LLP, the independent registered public accounting firm of the Company, the audited financial statements of the Company as of December 31, 2006 (the “Audited Financial Statements”).

The Committee has discussed with the independent auditors matters required to be discussed under Statement on Auditing Standards No. 61, has received and reviewed the written disclosures and the letters from Perry-Smith LLP required by Independence Standards Board Standard No. 1, and we have discussed with such firm its independence from the Company. We also have discussed with management of the Company and Perry-Smith LLP such other matters and received such assurances from them as we deemed appropriate.

Management is responsible for the Company’s internal controls and the financial reporting process. Perry-Smith LLP is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

Based on the foregoing review and discussions and a review of the reports of Perry-Smith LLP with respect to the Audited Financial Statements, and relying thereon, we have recommended to the Company’s Board of Directors the inclusion of the Audited Financial Statements in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006.

Audit Committee

Yigal Berman, Audit Committee Chairman
Michael Benoff, Audit Committee Member
Merle Symes, Audit Committee Member

EXECUTIVE COMPENSATION

The following table shows the total compensation that we paid to our chief executive officer and chief financial officer for the last two fiscal years. Those positions were occupied by Gil Allon and Ariel Shenhar, respectively. No other executive officer received more than $100,000 in total compensation during the last two fiscal years. Therefore, for purposes of this disclosure, Mr. Allon and Mr. Shenhar are our only “named executive officers” for the last two fiscal years.

SUMMARY COMPENSATION TABLE
Name and Principal Position (a)	Fiscal Year (b)	Salary ($) (c)	Bonus ($) (d)		Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All other Compenstion ($) (i)		Total ($) (j)
Gil Allon	2007	$209,808	$65,000.00	(1)	-	-	-	-	$11,408	(2)	$286,216.00
(Chief Executive Officer)	2006	$183,558	$47,627.00	(3)	-	-	-	-	$9,616		$240,801.00
Ariel Shenhar	2007	$191,808	$55,000.00	(4)	-	-	-	-	$11,408	(5)	$258,216.00
(Vice President and Chief Financial Officer)	2006	$164,981	$43,034.55		-	-	-	-	$9,616		$217,631.55

(1)	Represents the bonus accrued. As of January 10, 2008 the Company has not paid the bonus.
(2)	Represents automobile expenses we paid for on behalf of Mr. Allon.
(3)	As of January 10, 2008 the Company has paid 47,627 of this bonus.
(4)	Represents the bonus accrued. As of January 10, 2008 the Company has paid $15,000 of the bonus.
(5)	Represents automobile expenses that we paid on behalf of Mr. Shenhar.

Employment Agreements

We entered into an employment agreement with Mr. Allon on December 1, 2001, for his services as Chief Executive Officer, for an initial term of one year, which agreement may be renewed for successive one year intervals upon mutual agreement of the parties. The agreement was renewed on December 15, 2002 and revised to provide for an indefinite term. Under the agreement, revised in April 2006, Mr. Allon receives an annual salary of $180,000 effective April 1, 2006, and a bonus to be determined annually by the Board of Directors based on our meeting certain performance goals determined by the board. Mr. Allon is also eligible to participate in our health and welfare insurance plans and is provided an automobile for business use. Either party may terminate the amended agreement upon six months advance notice. On March 26, 2007, the compensation committee approved to increase Mr. Allon’s salary to $203,000 effective January 1, 2007. The compensation committee also determined that $65,000 will be the maximum bonus to be paid to Mr. Allon for fiscal 2007, the actual bonus amount to be determined by the Board of Directors based upon certain performance measures. On June 13, 2007, the compensation committee approved to increase Mr. Allon’s salary to $218,000 effective June 18, 2007.

We also entered into an employment agreement with Mr. Shenhar for his services as Chief Financial Officer, initially for a term of one year, commencing on July 22, 2002, and expiring on June 30, 2003. The employment agreement was revised in December 2003 to provide for an indefinite term. Under the agreement, revised in April 2006, Mr. Shenhar receives an annual salary of $167,000 effective April 1, 2005 and a bonus to be determined annually by the Board of Directors based on our meeting certain performance goals determined by the board. Mr. Shenhar is also be eligible to participate in our health and welfare insurance plans and is provided an automobile for business use. Either party may terminate the amended agreement upon six months advance notice. On March 26, 2007, the compensation committee finalized an approval to increase Mr. Shenhar’s salary to $185,000 effective January 1, 2007. The compensation committee also determined that $55,000 will be the maximum bonus to be paid to Mr. Shenhar for fiscal 2007, the actual bonus amount to be determined by the Board of Directors based upon certain performance measures. On June 13, 2007, the compensation committee approved to increase Mr. Shenhar’s salary to $200,000 effective June 18, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

Outstanding Equity Award at Fiscal Year-end

Option Awards							Stock Awards

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equiy Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares of Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)

Gil Allon (Chief Executive Officer)	360,000				$0.406	4/9/2013				-

	90,000				$0.681	10/22/2014

	20,000	13,333	(1)		$ 1.83	6/14/2016

		130,000	(2)		$ .82	12/19/2015

		130,000	(2)		$ 1.05	12/19/2015

Ariel Shenhar (Vice President and Chief Financial Officer)	200,000				$0.406	4/9/2013				-

		115,000	(2)		$ .82	12/19/2015

		115,000	(2)		$ 1.05	12/19/2015

	75,000				$0.681	10/22/2014

(1)	These options were granted to Mr. Allon’s spouse, Karin Allon, and vest equally over three years every six months (1/6 every 6 months) beginning on January 1, 2007.
(2)	These options vest equally over three years every six months (1/6 every 6 months) beginning on June 19, 2008.

Compensation of Directors

Director Compensation

Name (a)	Fees Earned or Paid in Cash ($) (b)		Stock Awards ($) (c)		Option Awards ($) (d)	Non-equity Incentive Plan Compensation ($) (e)	Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total Total ($) (j)

Gil Allon			$28,957	(1)	-	-	-	-	$28,957

Ariel Shenhar			$25,617	(2)	-	-	-	-	$25,617

William Greer	$7,777	(3)	$7,683	(4)	-	-	-	-	$15,460

Jonathan Phillips	$8,013	(5)	$7,683	(6)	-	-	-	-	$15,696

Yigal Berman	$4,911	(7)	-		-	-	-	-	$4,911

Michael Benoff	$38,825	(8)	-		-	-	-	-	$38,825

Merle Symes	$9,879	(9)	-		-	-	-	-	$9,879

(1)

On December 19, 2007, the Board granted Mr. Allon options to purchase 260,000 shares of the Company’s common stock, expiring on December 19, 2015. 130,000 these options are exercisable at $0.82 cents per share and the remaining 130,000 are exercisable at $1.05 per share. The options vest in six equal semi-annual installments, beginning June 19, 2008.

(2)

On December 19, 2007, the Board granted Mr. Shenhar options to purchase 230,000 shares of the Company’s common stock, expiring on December 19, 2015. 115,000 these options are exercisable at $0.82 cents per share and the remaining 115,000 are exercisable at $1.05 per share. The options vest in six equal semi-annual installments, beginning June 19, 2008.

(3)	Mr. Greer joined the board on August 22, 2007. He received approximately $7,777 for his services in relation to his services as a Director during the fiscal year 2007.
(4)

On December 19, 2007, the Board granted Mr. Greer options to purchase 60,000 shares of the Company’s common stock, expiring on December 19, 2015. 30,000 these options are exercisable at $0.82 cents per share and the remaining 30,000 are exercisable at $1.05 per share. The options vest in six equal semi-annual installments, beginning June 19, 2008.

(5)	Mr. Phillips joined the board on August 22, 2007. He received approximately $8,013 for his services in relation to his services as a Director during the fiscal year 2007.
(6)

On December 19, 2007, the Board granted Mr. Phillips options to purchase 60,000 shares of the Company’s common stock, expiring on December 19, 2015. 30,000 these options are exercisable at $0.82 cents per share and the remaining 30,000 are exercisable at $1.05 per share. The options vest in six equal semi-annual installments, beginning June 19, 2008.

(7)	Mr. Berman received reimbursement of out of pocket expenses related to physical board meetings
(8)

Mr. Benoff received approximately $14,350 for his services in relation to his services as a Director during the fiscal year 2007. Mr. Benoff received $24,475 for services rendered in relation to the Special Committee during the fiscal year 2007. Mr. Benoff resigned from the Board on August 22, 2007.

(9)

Mr. Symes received approximately $7,500 for his services, and $2,379 for reimbursable expenses, in relation to his services as a Director during the fiscal year 2007. Mr. Symes resigned from the Board on August 22, 2007.

Director Compensation Arrangements

We are obligated to pay Mr. Berman out of pocket expenses related to physical board meetings.

Pursuant to a letter agreement executed on August 31, 2007 between Mr. Greer and OIS, OIS agreed to the following in connection with his service as a director: (i) to pay Mr. Greer, in four equal quarterly installments, an annual retainer in the aggregate amount of $15,000 for attendance at up to three Board or Committee meetings per quarter, (ii) to pay Mr. Greer a fee of $100 per hour, not to exceed $500 per day, for attendance at meetings in excess of three Board meetings per quarter.

Pursuant to a letter agreement executed on August 31, 2007 between Mr. Phillips and OIS, OIS agreed to the following in connection with his service as a director: (i) to pay Mr. Phillips, in four equal quarterly installments, an annual retainer in the aggregate amount of $15,000 for attendance at up to three Board or Committee meetings per quarter, (ii) to pay Mr. Greer a fee of $100 per hour, not to exceed $500 per day, for attendance at meetings in excess of three Board meetings per quarter.

Pursuant to a letter agreement executed on June 25, 2004 between Mr. Benoff and us, we agreed to the following in connection with his service as a director: (i) to grant Mr. Benoff options to purchase up to 40,000 shares of our Common Stock, at a per share price not less than fair market value on the date of the grant, (ii) to pay Mr. Benoff, in four equal quarterly installments, an annual retainer in the aggregate amount of $6,000 for attendance at up to two Board meetings per quarter, (iii) to pay to Mr. Benoff a fee of $100 per hour, not to exceed $500 per day, for attendance at meetings in excess of two Board meetings per quarter and reimbursement for related expenses. The above referenced options were granted by the Board in October 2004 at a per share exercise price of $0.68. On March 26, 2007, the compensation committee finalized an approval to increase Mr. Benoff’s annual retainer to $15,000 for attendance at up to two Board meetings per quarter, effective January 1, 2007. Mr. Benoff resigned from the Board on August 22, 2007.

Pursuant to a letter agreement executed on July 20, 2005 between Mr. Symes and us, we agreed to the following in connection with his service as a director: (i) to grant Mr. Symes options to purchase up to 40,000 shares of our common stock, at a per share price not less than fair market value on the date of the grant vesting over a three-year period, (ii) to pay Mr. Symes, in four equal quarterly installments, an annual retainer in the aggregate amount of $6,000 for attendance at up to two Board meetings per quarter, (iii) to pay Mr. Symes a fee of $100 per hour, not to exceed $500 per day, for attendance at meetings in excess of two Board meetings per quarter and reimbursement for related expenses. The above referenced options were granted by the Board in August 2005 at a per share exercise price of $1.20. On March 26, 2007, the compensation committee finalized an approval to increase Mr. Symes annual retainer to $15,000 for attendance at up to two Board meetings per quarter, effective January 1, 2007. Mr. Symes resigned from the Board on August 22, 2007.

No standard arrangement regarding compensation of the directors has been adopted by the Board, and, except as noted above, we have not paid any director compensation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Executive Officers and Directors

We have a service agreement with MediStrategy Ltd. (“MS”), an Israeli company owned by Noam Allon, a former Director serving on our Board until December 2004. Under the terms of the agreement, MS provides services to us primarily in the business development field in ophthalmology, including business cooperation, mergers and acquisitions, identifying and analyzing new lines of business and defining new product lines or business opportunities to be developed. All services provided by MS are performed solely by Noam Allon.

In consideration for the services provided, we agreed to pay MS a monthly sum of $3,300. In addition, MS is to be paid a yearly performance bonus of up to $20,000 upon achievement of goals under the terms of the agreement determined by MS, Noam Allon and the Company’s Chairman of the Board. As of September 1, 2005, the monthly sum changed from $3,300 to $4,000, and the yearly performance bonus changed from $20,000 to $10,000. During the year ended December 31, 2006, MS earned fees of $48,000. This amount remains accrued, but not paid as of December 31, 2007. During 2007, MS earned fees of $48,000. This amount remains accrued, but not paid as of December 31, 2007.

Transactions with Security Holders

We have a Distribution Agreement with CCS Pawlowski GmbH, dated February 14, 2006, pursuant to which we appointed CCS, as our exclusive distributor of certain products in Germany and Austria (the “Territory”). In return, CCS agreed, among other things (as confined to the Territory), (1) to use their best efforts in promoting, marketing and selling the Distribution Products, (2) to service customers who purchased distribution products from CCS, (3) to diligently advertise the Distribution Products, (4) to refrain from manufacturing, distributing or marketing any items which will compete directly with the Distribution Products, and (5) to provide us with a 12 month forecast of their intended purchases every 12 months. Under the agreement, CCS must purchase the specified quota of Distribution Products. If CCS fails to satisfy our quota obligation, this constitutes a breach and we may terminate the exclusivity provision. The initial quota is $335,000. All subsequent quotas will be agreed upon between the parties at the beginning of each year. If no quota is agreed upon, the preceding year’s quota will carry forward. For the sale of certain products, CCS will receive a tiered volume discount based on the amount ordered. The discounts are summarized in tabular format below. The initial term is for two years, which will be automatically renewed in one year periods. Either party may terminate the agreement with at least 3 months prior written notice.

Distribution Agreement with CCS
Applicable Dates	Targets	Discount
October - December 2005	0-4 WinStation Systems	40%
	5 or more WinStation Systems	42.5%
2006 and 2007, numbers based on each calendar year	If CCS purchases less than 50% of its DSN2006 or DSN2007, as applicable, from OIS	35%
	If CCS purchases more than 50% but less than 80% of its DSN2006 or DSN2007, as applicable, from OIS	40%
	If CCS purchases more than 80% of its DSN2006 or DSN2007, as applicable, from OIS	42.5%

On July 20, 2005, our Board of Directors, at MediVision’s request, authorized us to guarantee and/or provide security interests in our assets for MediVision’s loans with United Mizrahi Bank Ltd., of up to $2,000,000 (plus interest, commissions and all expenses). The Debenture is secured by a first lien on all of our assets. MediVision pledged 2,345,500 shares of our common stock it owns to us in order to secure the Debenture. The amount owed to United Mizrahi Bank by MediVision and secured by us as of December 31, 2006 and December 31, 2007 was approximately $2,000,000. As of December 31, 2007, the total number of shares securing the promissory note under the Loan Agreement and the Debenture is 2,345,000 out of the 9,420,851 shares of our common stock owned by MediVision.

We have a Distribution Agreement with MediVision, dated as of January 1, 2004, pursuant to which we appointed MediVision to be our exclusive distributor of certain products in Europe, Africa, Israel and India (the “MV Territory”). In return, MediVision agreed, among other things (as confined to the MV Territory), (1) to use their best efforts in promoting, marketing and selling those certain products, (2) to service customers who purchased those certain products from MediVision, (3) to diligently advertise the products, (4) to refrain from manufacturing, distributing or marketing any items which will compete directly with the products, and (5) to provide us with a 12 month forecast of their intended purchases every 3 months. Under the agreement, MediVision must purchase the specified quota of the products. If MediVision fails to satisfy our quota obligation, this constitutes a breach and we may terminate the exclusivity provision. The quota for 2006 was $770,000, which shall increase by at least 10% next year. For the sale of WinStation products, all distributors, including MediVision, receive a tiered volume discount based on the amount ordered. The agreement, as amended on December 9, 2005, and effective October 1, 2005, increased the discount percentages and are summarized in tabular format below. The initial term of the agreement is for two years, which will be automatically renewed in one year periods. Either party may terminate the agreement with at least 6 months prior written notice. Subject to an addendum between the parties dated December 9, 2005, MediVision purchased amounts include amounts purchased from us by CCS, MediVision’s German subsidiary.

Distribution Agreement with MediVision(1)
Purchase Range	Discount
$0 - $249,999	0%
$250,000 - $499,999	10%
$500,000 - $749,999	20%
$750,000 - $999,999	30%
$1,000,000 and above	40%

(1)	This same volume discount structure is available to all our distributors who deal in Winstation products.

On June 28, 2006, we and MediVision entered a License and Distribution Agreement whereby MediVision appointed us to be its exclusive distributor of a new digital imaging system in the Americas and the Pacific Rim (excluding China and India), for a term of ten years. In return, we paid $273,808, consisting of a cash payment of $200,000, and recognition of $73,808 of research and development advances made in previous periods. Additionally, we are obligated to pay advances totaling $460,000 based on the completion of certain phases of development of the new digital imaging system and the completion of certain documents, and granted MediVision a license to use our OIS WinStation software and any other applicable OIS system and the accompanying intellectual property rights therein. On September 21, 2006, we paid $160,000 based on the completion of the first milestone in the agreement. On June 18, 2007, we paid $150,000 based on the completion of the second milestone in the agreement.

On April 9, 2007, pursuant to an Addendum to the License and Distribution Agreement, we agreed to extend certain deadlines as specified in the original Agreement and provide additional financing for the engineering of the Electro-Optical Unit in the form of a loan to MediVision in an aggregate amount of up to $800,000, represented by a promissory note. We began to provide portions of the loan in various monthly sums as needed in accordance with the budget and schedule beginning in April 2007 for amounts budgeted from January 2007 through December 2007.

The Loan will incur interest of 8% per annum and repayment will commence on May 1, 2009. Repayments will be made 24 equal payments, payable on the first of each month. The monthly amount will be calculated based on the amount of principal outstanding on April 30, 2009. Upon a default under the Addendum or the related Promissory Note or Security Agreement, the principal and interest outstanding on the Loan will become immediately due and payable.

The Loan is secured by shares of our common stock, owned by MediVision. The amount of shares pledged under the Loan will be calculated as the amount of the Loan, divided by the average closing price of our common stock for the ten business days prior to April 19, 2007, discounted by 25%.

If MediVision defaults on its repayment obligation as specified in the Addendum, we may seek repayment by foreclosing on the shares pledged as collateral or alternatively, we have the option to receive a portion of MediVision’s ownership interest in patent rights relating the Electro-Optical Unit, calculated based on the amount of principal and interest outstanding on the Loan, which is in default at the time we exercise this option, multiplied by 25%.

During the period in which we provide this loan, we will be entitled to certain additional rights, including monthly progress reports, inspection of the facilities where the work is conducted on the Electro-Optical Units upon reasonable notice, testing prototypes of the Electro-Optical Units, and various decision-making powers such as changes to personnel and subcontractors.

On September 25, 2007, we entered into a Second Addendum to the License and Distribution Agreement (the “Second Addendum”) with MediVision, primarily to provide additional financing for the engineering of the Electro-Optical Unit. This Second Addendum amends the License and Distribution Agreement entered into on June 28, 2006 and amended pursuant to a First Addendum to License and Distribution Agreement dated April 9, 2007 (the “License and Distribution Agreement, as amended”). Under the Second Addendum, we agreed to increase the loan amount set forth in the License and Distribution Agreement, as amended, from an aggregate amount of up to $800,000 to an aggregate amount of up to $1,100,000, to be represented by a revised promissory note (the “Revised Loan”). The Second Addendum also contains the following provisions in connection with the Revised Loan, (1) we and MediVision will execute new versions of the previously issued Promissory Note and Security Agreement that were attached as exhibits to the License and Distribution Agreement, as amended, (2) MediVision’s obligation to repay the Revised Loan will be revised to reflect the increased loan amount, (3) the number of MediVision’s shares of our stock acting as collateral for the Revised Loan will be recalculated as set forth in the Second Addendum (described below), (4) the formula to calculate our right to exercise an option in the MV Patent Rights (as defined in the License and Distribution Agreement, as amended) will be changed in accordance with the Revised Loan amount and as set forth in the Second Addendum, and (5) certain increases to the number of advance order units and certain options thereto.

The Revised Loan will incur interest of 8% per annum. As previously set forth under the License and Distribution Agreement, as amended, repayment will commence on May 1, 2009 and will be made 24 equal payments, payable on the first of each month. The monthly amount will be calculated based on the amount of principal outstanding on April 30, 2009. Upon a default under the License and Distribution Agreement, as amended, the Second Addendum, or the related Promissory Note or Security Agreement, the principal and interest outstanding on the Revised Loan will become immediately due and payable.

The Revised Loan is secured by shares of our common stock, owned by MediVision. The amount of shares pledged under the Revised Loan is 784,314 shares, calculated as the amount of the Revised Loan, divided by the average closing price of our common stock for the ten business days prior to September 25, 2007 ($1.36), discounted by 25% ($1.02).

As previously set forth under the License and Distribution Agreement, as amended, if MediVision defaults on its repayment obligation as specified in the License and Distribution Agreement, as amended, or the Second Addendum, we may seek repayment by foreclosing on the shares pledged as collateral or, alternatively, we have the option of receiving a portion of MediVision’s ownership interest in patent rights relating to the Electro-Optical Unit, calculated based on the amount of principal and interest outstanding on the Revised Loan, which is in default at the time we exercise this option, divided by 1,100,000 multiplied by 34.375%.

The amount of shares pledged under the loan was calculated using the amount of loan given to MediVision divided by $1.83, the average closing price of our common stock for the ten business days prior to April 9, 2007, less a 25% discount. If MediVision defaults on its repayment obligation as specified in the addendum, we may seek repayment by foreclosing on the shares pledged as collateral or, alternatively, we have the option to receive a portion of MediVision’s ownership interest in patent rights relating to the Electro-Optical Unit, calculated based on the amount of principal and interest outstanding on the loan, which is in default at the time we exercise this option, multiplied by 25%.

As of December 31, 2007, we had paid MediVision $1,013,460 and MediVision pledged as collateral 993,588 shares of our stock based on the calculated fixed share price of $1.02.

During the quarter ended September 30, 2007, we also entered into a non-binding agreement to acquire MediVision. Under the terms of the proposed agreement, MediVision’s outstanding shares will be converted into shares of OIS common stock at a yet to be determined conversion ratio. Outstanding options and warrants to purchase MediVision shares will be converted into options or warrants to purchase shares of OIS Common Stock. Once the acquisition is completed, MediVision will operate as our wholly owned subsidiary. The terms of the acquisition are currently in negotiations.

Proposal 2

RATIFICATION OF SELECTION OF PERRY-SMITH LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC AUDITORS

The Board of Directors has selected Perry-Smith LLP as the independent registered public accountants of the Company for the year ending December 31, 2007, subject to ratification by the Company’s shareholders at the Meeting. Perry-Smith LLP has acted for the Company in such capacity since October 23, 1998. A resolution for such ratification will be submitted for consideration.

Perry-Smith LLP has indicated to the Company that it intends to have a representative present at the Meeting who will be available to respond to appropriate questions. Such representative will have the opportunity to make a statement if he so desires. If the resolution selecting Perry-Smith LLP as independent registered public accountants is adopted by the shareholders, the Board of Directors nevertheless retains the discretion to select different auditors should it then deem it in the Company’s best interests. Any such future selection need not be submitted to a vote of shareholders.

Required Vote

The affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, at the Meeting and entitled to vote on this proposal, will be required to adopt this proposal. The Board of Directors recommends that shareholders vote FOR this proposal.

Audit Fees

For the fiscal years ended December 31, 2006 and December 31, 2005, Perry-Smith LLP billed the Company $60,100 and $53,700, respectively, for services rendered for the audit of the Company’s annual financial statements in its report on Form 10-KSB and the reviews of the financial statements included in its reports on Form 10-QSB filed with the SEC.

Tax Fees

For the fiscal years ended December 31, 2006 and December 31, 2005, Perry-Smith LLP billed the Company $18,600 and $14,800, respectively, in connection with the preparation of tax returns and the provision of tax advice.

All Other Fees

For the fiscal years ended December 31, 2006 and December 31, 2005, Perry-Smith LLP billed the Company $5,700 and $10,200, respectively for services related to miscellaneous SEC filings.

All (100%) of the fees described above were approved by the Company’s Audit Committee.

The Audit Committee does not currently have any pre-approval policies.

The Board of Directors believes that the provision of non-audit services by Perry-Smith LLP does not impair the independence of the auditor.

Proposal 3

AMENDMENT TO AMENDED AND RESTATED BYLAWS TO INCREASE AUTHORIZED NUMBER OF DIRECTORS TO NOT LESS THAN FIVE (5) NOR GREATER THAN NINE (9)

On January 11, 2008, our Board of Directors unanimously adopted a resolution, subject to shareholder approval, proposing to amend our Amended and Restated Bylaws to increase the number of authorized directors from not less than three (3) nor greater than five (5) to not less than five (5) nor greater than nine (9) (the “Proposed Amendment”).

Purpose and Effect of Increasing the Authorized Number of Directors

Article 2, Section 2 of our Amended and Restated Bylaws provides that the authorized number of directors shall be not less than three (3) nor greater than five (5). Although we do not currently have any proposed nominees to be additional directors, we believe that increasing the maximum number of directors will allow us to broaden the experience and expertise of the Board. Therefore, we seek to increase the number of authorized directors on our Board to not less than five (5) nor greater than nine (9). The proposed amendment to our Amended and Restated Bylaws would allow the Board to specify the number of directors from five (5) up to nine (9). In connection with the increase in the authorized number of directors, California law and the Company’s Amended and Restated Bylaws would allow the Board to fill the vacancies with candidates chosen by the Board, without any further action on the part of our stockholders.

Proposed Amendment to the Amended and Restated Bylaws

The following Proposed Amendment would replace Article 2, Section 2 of our Amended and Restated Bylaws with the following language:

The authorized number of directors shall not be less than five (5) nor greater than nine (9), with the exact number of directors to be fixed by resolution of the Board, as provided in Sec. 212.

Required Vote

The affirmative vote of a majority of the shares of Common Stock issued and outstanding will be required to adopt this proposal. The Board of Directors recommends that shareholders vote FOR this proposal.

SHAREHOLDER PROPOSALS

Any shareholder proposal intended to be presented at the 2009 Annual Meeting of Shareholders must be received by the Company not later than September 20, 2008 for inclusion in the Company’s Proxy Statement and form of proxy card for that meeting. Notices of shareholder proposals relating to proposals to be presented at the Meeting but not included in the Company’s Proxy Statement and form of proxy, will be considered untimely, and thus the Company’s proxy may confer discretionary authority on the persons named in the proxy with regard to such proposals, if received after December 4, 2008.

FINANCIAL STATEMENTS

The financial statements of the Company have been included in the Annual Report that the Company has enclosed with this Proxy Statement.

OTHER MATTERS

Management does not intend to bring before the Meeting any matters other than those specifically described above and is not aware of any other matters which are proposed to be presented at the meeting. If any other matters or motions properly come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their discretion on such matters or motions, including any matters dealing with the conduct of the Meeting.

By Order of the Board of Directors

Ariel Shenhar

Secretary

January 30, 2008

PROXY	OPHTHALMIC IMAGING SYSTEMS	PROXY

ANNUAL MEETING OF SHAREHOLDERS – February 21, 2008

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints, as proxies for the undersigned, Gil Allon and Ariel Shenhar and each of them individually, with full power of substitution, to vote all shares of Common Stock of the undersigned in Ophthalmic Imaging Systems (the “Company”) at the Annual Meeting of Shareholders of the Company to be held at the principal executive offices of the Company, 221 Lathrop Way, Suite I, Sacramento, California, 95815 on Thursday, February 21, 2008, at 10:30 a.m., local time (the receipt of Notice of which meeting and the Proxy Statement accompanying the same being hereby acknowledged by the undersigned), or at any adjournments thereof, upon the matters described in the Notice of Meeting and Proxy Statement and upon such other business as may properly come before such meeting or any adjournments thereof, hereby revoking any proxies heretofore given.

Each properly executed proxy will be voted in accordance with the specifications made on the reverse side hereof. If no specifications are made, the shares represented by this proxy will be voted “FOR” the listed nominees and “FOR” the listed proposals.

Please mark boxes ☒ in blue or black ink.

1.	Election of Directors:

(INSTRUCTION: To withhold authority for any individual nominee, strike a line through the nominee’s name in the list below)

FOR ALL NOMINEES ☐	WITHHOLD AUTHORITY ☐
(except as marked to the contrary below)	To vote for all nominees

(	Gil Allon,	Ariel Shenhar,	Jonathan Philips,	William Greer,	Yigal Berman	)

2.	Ratify the selection of Perry-Smith LLP as the Company’s independent registered public auditors for the fiscal year ending December 31, 2007.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.

The approval and adoption of an amendment to the Company’s Amended and Restated Bylaws to increase the number of authorized directors from not less than three (3) nor greater than five (5) to not less than five (5) nor greater than nine (9) individuals to serve as our Board of Directors

4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

NOTE: Please sign your name or names exactly as set forth hereon. If signed as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are acting. Proxies by corporations should be signed by a duly authorized officer and should bear the corporate seal.

Dated__________________________, 2008

____________________________________

Signature of Shareholder

____________________________________

Print Name(s)

Please sign and return the proxy promptly in the enclosed envelope.